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                                  STATE OF DELAWARE

                           OFFICE OF THE SECRETARY OF STATE

                           --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "QUICKRESPONSE DELAWARE, INC.", FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF JUNE, A.D. 1997, AT 9 O'CLOCK A.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                                        [SEAL]




                                             /s/ Edward J. Freel
                              [SEAL]         -----------------------------------
                                             EDWARD J. FREEL, SECRETARY OF STATE

                                              AUTHENTICATION: 8527432

                                                        DATE: 06-24-97

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                           CERTIFICATE OF INCORPORATION OF
                             QUICKRESPONSE DELAWARE, INC.



FIRST:  The name of this corporation is QuickResponse Delaware, Inc.

SECOND: The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, Wilmington, New Castle, Delaware 19805, and the name of its registered agent at that address is The Corporation Service Company.

          THIRD: The name and mailing address of the incorporator of the corporation is:

                    Andrew Baw
                    Brobeck, Phleger & Harrison LLP
                    Two Embarcadero Place
                    2200 Geng Road
                    Palo Alto, California 94303


          FOURTH: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law Of Delaware.

          FIFTH: The corporation is authorized to issue 30,000,000 shares, 20,000,000 of which are designated "Common Stock," $0.001 par value, and 10,000,000 of which are designated "Preferred Stock," $0.001 par value. The Board of Directors is hereby authorized to fix or alter the rights, preferences, privileges and restrictions granted to or imposed upon any series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or of any of them. The Board of Directors is also authorized to increase or decrease the number of shares of any series, prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind from time to time any or all of the bylaws of the corporation; provided, however, that any bylaw amendment adopted by the Board of Directors increasing or reducing the authorized number of directors or amending, repealing, altering or rescinding Article 3,

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Section 3.2 of the Bylaws of the corporation shall require a resolution adopted by the affirmative vote of not less than sixty-six and two-thirds percent (66-2/3%) of the directors. Any Bylaw amendment adopted by the stockholders increasing or reducing the authorized number of directors or amending, repealing, altering or rescinding Article 3, Section 3.2 of the Bylaws of the corporation shall require the approval of not less than sixty-six and two-thirds percent (66-2/3%) of the total voting power of all outstanding shares of stock of the corporation entitled to vote thereon.

          SEVENTH: The number of directors of the corporation shall be fixed from time to time by a Bylaw or amendment thereof duly adopted by the Board of Directors.

          The Board of Directors shall be classified with respect to the time for which they severally hold office into three classes designated Class I, Class II and Class III, as nearly equal in number as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which the director was elected; provided, however, that the directors first elected to Class I shall serve for a term ending on the annual meeting next following the end of fiscal year 1997, the directors first elected to Class II shall serve for a term ending on the annual meeting next following the end of fiscal year 1998 and the directors first elected to Class III shall serve for a term ending on the annual meeting next following the end of fiscal year 1999. Notwithstanding the foregoing, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified, disabled or shall otherwise be removed.

          At each annual election, directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

          Notwithstanding the rule that the three classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal. If any newly created directorship may, consistently with the rule that the three classes shall be as nearly equal in number of directors as possible, be allocated to any class, the Board shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation.

          EIGHTH: No stockholder will be permitted to cumulate votes in any election of directors.

          NINTH: Special meetings of the stockholders of this corporation for any purpose or purposes may be called at any time upon the request in writing of a majority of


                                          2.
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the Board of Directors or by the Chairman of the Board or the President of the
corporation. Any such request shall state the purpose or purposes of the proposed meeting. As soon as reasonably practicable after receipt of such a request, written notice of such meeting, stating the place, date (which shall be sixty (60) days from the date of the notice) and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting. Special meetings may not be called other than as provided in this ARTICLE NINTH.

          TENTH: Stockholders of the corporation shall take action by meetings held pursuant to this Certificate of Incorporation and the Bylaws. Stockholders may not take any action by written consent in lieu of a meeting. Meetings of stockholders may be held within or outside of the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statute) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation.

          ELEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in ARTICLES SIXTH, SEVENTH, TENTH, TWELFTH and this ARTICLE ELEVENTH may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of not less than sixty-six and two-thirds percent (66-2/3%) of the total voting power of all outstanding shares of stock of this corporation entitled to vote thereon, unless such amendment or repeal has been previously approved by the vote of not less than sixty-six and two-thirds percent (66-2/3%) of the members of the Board of Directors, in which case those Articles of this Certificate of Incorporation may be so amended or repealed by a vote of not less than a majority of the total voting power of all outstanding shares of stock of the corporation entitled to vote thereon.

          TWELFTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize, with the approval of a corporation's stockholder, further reductions in the liability of the directors of a corporation for breach of fiduciary duty, then a director of the corporation shall not be liable for any such breach to the fullest extent permitted by the Delaware General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this ARTICLE TWELFTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.


                                          3.
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          THIRTEENTH:  Elections  of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

          THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation to do business both within and without the State of Delaware, and in pursuance of the Delaware General Corporation Law, does hereby make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 19th day of June 1997.



                                             /s/ Andrew Baw
                                             ---------------------------
                                             Andrew Baw




                                          4.